NUMBER	________________

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME, , 2011

NORTH AMERICAN MINERALS GROUP INC.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, _______________________________________ is the registered holder of a Warrant or Warrants expiring                     , 2011 (the “Warrant”) to purchase __________ fully paid and non-assessable Common Share(s), no par value per share, subject to adjustment (the “Warrant Shares”) of North American Minerals Group Inc., an Alberta, Canada corporation (the “Company”), as evidenced by this Warrant Certificate.

1.           At any time during the term, the registered holder may exercise this Warrant and purchase the Warrant Shares from the Company upon the surrender of this Warrant Certificate with the Subscription Form, attached hereto and made a part hereof, properly completed and executed, and payment of the exercise price of $0.30 per share, subject to adjustment (the “Exercise Price”) along with any applicable transfer taxes, at the office of the Warrant Agent, Registrar and Transfer Company, subject to the conditions set forth herein and that certain Warrant Agreement between the Company and Registrar and Transfer Company (as may be amended from time to time, the “Warrant Agreement”).  Payment of the Exercise Price must be made in cash, by certified or official bank check payable to the order of the Company, or by wire transfer to a bank account of the Company’s choosing.

2.           The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, incorporated by reference herein and made a part hereof, which contains a description of the rights, obligations, duties, and immunities of the Warrant Agent, the Company, and the registered holder(s) that are not otherwise provided herein.

3.           The Company shall not be obligated to deliver any Warrant Shares pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) and remains effective at the time of exercise. In the event that a registration statement with respect to the Warrant Shares underlying a Warrant is not effective under the Securities Act, the registered holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.

4.           The Company reserves the right to redeem all, but not less than all, of the unexercised Warrants at any time, by sending a notice of redemption in writing to the registered holder(s) of record of the Warrant, giving not less than 30 days’ notice of such redemption (the “Redemption Period”), which redemption shall occur on the business day immediately following the end of the Redemption Period (the “Redemption Date”), provided that (i) the closing sale price of the Common Shares on the principal trading market where the Common Shares are approved for quotation or the principal national securities exchange where the Common Shares are listed (the “Principal Market”) exceeds $0.75 per share on each of the ten (10) consecutive trading days ending within 10 days prior to the date on which notice of such redemption is given by the Company, and (ii) an effective registration statement covering the resale of the Warrant Shares is in place for the entire Redemption Period.  The redemption price of the Warrants shall be $.001 per share (the “Redemption Price”).  Notwithstanding the foregoing, the registered holder may exercise the Warrants during the Redemption Period.  The registered holder hereby agrees (x) that any Warrant either not exercised or not tendered back to the Company by the end of the Redemption Period shall be canceled on the books of the Company, and appoints the Company at such time as its attorney in fact for the purpose of canceling such Warrants, and (y) that such Warrants shall have no further value except for the Redemption Price.  Upon redemption of the Warrants, the registered holder(s) will have no further rights to receive the Redemption Price.

5.           The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.

6.           The Company shall at all times reserve and keep available that certain number of its authorized but unissued Common Shares which are sufficient to permit the exercise in full of all outstanding Warrants.

7.           No fraction of a Warrant Share will be issued upon any exercise of a Warrant. If the registered holder of a Warrant would be entitled to receive a fraction of a Warrant Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Warrant Shares to be issued to such registered holder.

8.           Upon any exercise of the Warrant for less than the total number of full Warrant Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Warrant Shares for which the Warrant has not been exercised.

9.           Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any fee or service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

10.           The Warrants evidenced hereby are transferable by the registered holder(s) in person or by duly authorized attorney(s) on the books of the Company by surrendering the Warrant Certificate with the form of assignment, attached hereto and made a part hereof, properly completed and executed at the office of the Warrant Agent.  Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Warrant Agent, which transfer shall be made pursuant to a registration statement covering the Warrants or in satisfaction of the prospectus delivery requirements (or access pursuant to Rule 172), as applicable, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee, who from that point forward shall be the registered holder of the Warrant, in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

11.           The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or transfer hereof, for notice purposes and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

12.           This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

13.           The validity, interpretation and performance of the Warrant Agreement and the Warrants shall be governed by the laws of the State of New York, without regard to the principals of conflicts of law.

14.           This Warrant Certificate shall not be valid unless it is signed by the Company and countersigned by the Warrant Agent.

            IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant to be duly executed by its officers, thereunto duly authorized as of this ____ day of ___________, 2009.

NORTH AMERICAN MINERALS GROUP INC.                             REGISTRAR AND TRANSFER COMPANY

By:_____________________________________                                By:_______________________________________
Its: _____________________________________                                Its: _______________________________________

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned registered holder irrevocably elects to exercise                      Warrants represented by this Warrant Certificate, and to purchase the Common Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to:

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:	_____________________	______________________________________
(SIGNATURE)
_____________________________________
(ADDRESS)
____________________________________
(TAX IDENTIFICATION NUMBER)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.

ASSIGNMENT

 To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                          hereby sells, assigns, and transfers unto:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to:

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                         of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                                               as attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:	__________________	______________________________________
(SIGNATURE)

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACT OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.